UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2007

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ANADIGICS, INC.

(Exact name of registrant as specified in its charter)

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Delaware	0-25662	22-2582106
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 Mt. Bethel Road, Warren, New Jersey 07059

(Address of principal executive offices)

Registrant’s telephone number, including area code: (908) 668-5000

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[	] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[	] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[	] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[	] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On March 14, 2007, ANADIGICS, Inc. (the “Company”) issued a press release announcing that it has closed its underwritten public offering of 8,625,000 shares of its common stock, which includes 1,125,000 shares sold as a result of the underwriters’ exercise of their overallotment option in full at the closing. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Act”), unless specifically identified therein as incorporated therein by reference.

Item 8.01.	Other Events.

On March 8, 2007, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, that provides for the issuance and sale by the Company, and the purchase by the several underwriters listed in Schedule A to the Underwriting Agreement, of 7,500,000 shares of common stock of the Company. The several underwriters have been granted the option to purchase up to 1,125,000 additional shares of common stock of the Company to cover overallotments, if any. The shares of common stock of the Company relating to this offering are registered under the Act, pursuant to a shelf registration statement on Form S-3 (File No. 333-139124) and an additional shelf registration statement on Form S-3 (File No. 333-141161) filed pursuant to Rule 462(b) under the Act. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement, dated March 8, 2007, between Credit Suisse Securities (USA) LLC, as representative of the several underwriters, and ANADIGICS, Inc.
99.1	Press release of ANADIGICS, Inc., dated March 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 14, 2007
ANADIGICS, Inc.

By:	/s/ Thomas Shields
Name: Thomas Shields
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement, dated March 8, 2007, between Credit Suisse Securities (USA) LLC, as representative of the several underwriters, and ANADIGICS, Inc.
99.1	Press release of ANADIGICS, Inc., dated March 14, 2007.